Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE AND ACCOUNTING OFFICER
PURSUANT TO 18 U.S.C. SS. 1350
ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of PPJ Enterprises, Inc. (the "Company") on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Chandana Basu, Chairman and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Chandana Basu
Chandana Basu
Chairman and Chief Executive Officer

November 29, 2008